Exhibit 4.5
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.
     THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION HEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.
     THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION HEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTIONS WITH REGARD TO THIS SECURITY EXCEPT AS PERMITTED UNDER THE SECURITIES ACT.

SKYWORKS SOLUTIONS, INC.
NO. 002
1.50% Convertible Subordinated Notes due 2012
No. CUSIP: 83088M AG7
No. ISIN: US83088MAG78
     Skyworks Solutions, Inc., a Delaware corporation (the “Company,” which term shall include any successor Person under the Indenture referred to on the attached “Terms of the Notes”), promises to pay to, or registered assigns, the principal amount of one hundred million dollars ($100,000,000) on March 1, 2012, and to pay interest thereon, in arrears, from and including the most recent Interest Payment Date to which interest has been paid or duly provided for (or if no interest has been paid, from, and including March 2, 2007), to, but excluding, March 1 and September 1 of each year (each, an “Interest Payment Date”), beginning on September 1, 2007, at a rate of 1.50% per annum until the principal hereof is paid or made available for payment at March 1, 2012, or upon acceleration, or until such date on which this security is converted or purchased as provided herein. Except as otherwise provided in the Indenture and herein, the interest so payable and punctually paid or duly provided for on any Interest Payment Date shall, as provided in the Indenture (as hereinafter defined), be paid to the Person in whose name this Security is registered at the close of business on the regular record date for such interest, which shall be the February 15 or August 15 (whether or not a Business Day), as the case may be, immediately preceding the relevant Interest Payment Date (each, an “Interest Payment Record Date”).
     Reference is hereby made to the further provisions of this Security set forth on the attached “Terms of the Notes”, which further provisions shall for all purposes have the same effect as if set forth at this place.
[Signature page follows]

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.
Dated:

SKYWORKS SOLUTIONS, INC.,
By:
Name:
Title:

Trustee’s Certificate of Authentication: This is one of the Securities referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee,
By:
Authorized Signatory

A-2-4

SKYWORKS SOLUTIONS, INC.
1.50% CONVERTIBLE SUBORDINATED NOTES DUE 2012
     This Security is one of a duly authorized issue of 1.50% Convertible Subordinated Notes due 2012 (the “Securities”) of the Company issued under an Indenture, dated as of March 2, 2007 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”). The terms of the Security include those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”), and those set forth in this Security. This Security is subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, if any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. Capitalized terms used but not defined herein have the meanings assigned to them in the Indenture unless otherwise indicated.
1. Interest.
     Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months as set forth on the face of the Security.
     If the Holder elects to require the Company to purchase this Security pursuant to paragraph 5 of this Security, on a date that is after an Interest Payment Record Date but on or before the corresponding Interest Payment Date, interest and Additional Interest, if any, accrued and unpaid hereon to, but not including, the applicable Fundamental Change Purchase Date shall be paid to the same Holder to whom the Company pays the principal of this Security. Interest and Additional Interest, if any, accrued and unpaid hereon at the Final Maturity Date also shall be paid to the same Holder to whom the Company pays the principal of this Security.
     Interest and Additional Interest, if any, on Securities converted after the close of business on an Interest Payment Record Date but prior to the corresponding Interest Payment Date shall be paid, on such Interest Payment Date, to the Holder of the Securities as of the close of business on the Interest Payment Record Date but, upon conversion, the converting Holder must pay the Company an amount equal to the interest that shall be payable on such Interest Payment Date. No such payment need be made with respect to Securities converted after an Interest Payment Record Date and prior to the corresponding Interest Payment Date (1) if any overdue interest exists at the time of conversion with respect to the Securities being converted, but only to the extent of the amount of such overdue interest, or (2) if the Holder converts after the close of business on the last Interest Payment Record date prior to March 1, 2012 (the “Final Maturity Date”).
     Except as otherwise stated herein, any reference herein to interest accrued or payable as of any date shall include Additional Interest, if any, accrued or payable on such date as provided in the Indenture or the Registration Rights Agreement.
2. Method of Payment.
     Payment of the principal of, and interest on, the Securities shall be made at the office of the Paying Agent in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. The Holder must surrender this Security to a Paying Agent to collect payment of principal. Payment of interest on Certificated Securities shall be made by check mailed to the address of the Person entitled thereto as such address appears in the Register; provided, however, that Holders with Securities in an aggregate principal amount in excess of $2.0 million shall be paid, at their written election, by wire transfer of immediately available funds. Notwithstanding the foregoing, so long as the Securities are registered in the name of a Depositary or its nominee, all payments with respect to the Securities shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.
3. Paying Agent, Registrar, Conversion Agent.
     Initially, the Trustee shall act as Paying Agent, Registrar and Conversion Agent. The Company or any Affiliate of the Company may act as Paying Agent, Registrar or Conversion Agent, subject to the terms of the Indenture.
4. Indenture.
     The Securities are general subordinated unsecured obligations of the Company initially limited to $100,000,000 aggregate principal amount. The Company may, without consent of the Securityholders, issue additional Securities under the Indenture with the same terms as the notes offered hereby in an unlimited aggregate principal amount. The Indenture does not limit other debt of the Company, senior or subordinated or secured or unsecured.
5. Purchase by the Company Upon a Fundamental Change.
     Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase for Cash, at the option of any Holder, all or any portion of the Securities held by such Holder upon a Fundamental Change in multiples of $1,000 at the Fundamental Change Purchase Price. To exercise such right, a Holder shall deliver to the Paying Agent a Fundamental Change Purchase Notice containing the information set forth in the Indenture, at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Purchase Date, and shall deliver the Securities to the Paying Agent as set forth in the Indenture.
     Holders have the right to withdraw any Fundamental Change Purchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.
     If Cash sufficient to pay the Fundamental Change Purchase Price of all Securities or portions thereof to be purchased with respect to a Fundamental Change Purchase Date is deposited with the Paying Agent by 10:00 a.m., New York City time, on the Fundamental Change Purchase Date and the Paying Agent is not prohibited from paying such money to the Holders on such date pursuant to the terms of the Indenture, then on and after such Fundamental Change Purchase Date such Securities shall cease to be outstanding and interest on such Securities shall cease to accrue, whether or not such Securities are delivered by their Holders to the Paying Agent, and the Holders thereof shall have no rights as such other than the right to receive the Fundamental Change Purchase Price upon delivery of such Securities to the Paying Agent.
6. Conversion.
     Subject to the terms of the Indenture, prior to the Final Maturity Date, Holders may surrender Securities, in whole or in part, for conversion at the Conversion Price then in effect. Subject to the terms and conditions of the Indenture, a Holder of a Security may convert the Security (or any portion thereof equal to $1,000 principal amount or any integral multiple of $1,000 principal amount in excess thereof) into Cash, shares of Common Stock or a combination of Cash and shares of Common Stock, at the Company’s option in accordance with Section 4.13 of the Indenture; provided, however, that, if a Fundamental Change Purchase Notice with respect to a Security is delivered in accordance with the Indenture, such Security shall not be convertible unless such Fundamental Change Purchase Notice is duly withdrawn in accordance with the Indenture or unless there shall be a default in the payment of the Fundamental Change Purchase Price, in which case the conversion right with respect to such Security shall terminate immediately when such default is cured and such Security is purchased in accordance with the Indenture.
     The initial Conversion Rate is 105.0696 shares of Common Stock per $1,000 principal amount of Securities, which represents an initial Conversion Price of approximately $9.52 per share of Common Stock. The Conversion Rate is subject to adjustment under certain circumstances as provided in the Indenture, including, with respect to Securities surrendered for conversion, upon a Fundamental Change. No fractional shares will be issued upon conversion.
     To convert a Security, a Holder must (i) if the Security is represented by a Global Security, comply with the Applicable Procedures, or (ii) if the Security is represented by a Certificated Security, (a) deliver to the Conversion Agent a duly signed and completed Conversion Notice set forth below, (b) deliver the Security to the Conversion Agent, (c) deliver to the Conversion Agent appropriate endorsements and transfer documents if required by the Conversion Agent and (d) pay any tax or duty, if required pursuant to the Indenture. A Holder may convert a portion of a Security equal to $1,000 or any integral multiple thereof.
7. Denominations; Transfer; Exchange.
     The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain taxes, assessments or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.
8. Persons Deemed Owners.
     The registered Holder of a Security may be treated as the owner of such Security for all purposes.
9. Unclaimed Money or Securities.
     The Trustee and the Paying Agent shall return to the Company upon written request any Cash or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the Cash or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.
10. Amendment, Supplement and Waiver.
     Subject to certain exceptions, the Securities or the Indenture may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Securities and the 2010 Securities then outstanding; provided, however, that (i) if any amendment, supplement or waiver would by its terms disproportionately and adversely affect the Securities, such amendment, supplement or waiver will also require the consent of Holders of at least a majority in aggregate principal amount of the Securities then outstanding and (ii) if any amendment, supplement or waiver would only affect the Securities or the 2010 Securities, as the case may be, such amendment, supplement or waiver will only require the consent of Holders of at least a majority in aggregate principal amount of the Securities or the 2010 Securities, as applicable, then outstanding. Subject to certain exceptions, an existing Default or Event of Default with respect to the Securities and its consequences or compliance with any provision of the Securities or the Indenture may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding. Subject to the terms of the Indenture, without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency or make any change that does not adversely affect in any material respect the legal rights under the Indenture of any Holder.
11. Defaults and Remedies.
     If any Event of Default other than as a result of certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of all the Securities then outstanding plus accrued and unpaid interest may be declared due and payable in the manner and with the effect provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization of the Company, the principal amount of the Securities plus accrued and unpaid interest shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all to the extent provided in the Indenture.
12. Trustee Dealings with the Company.
     Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee.
13. No Recourse Against Others.
     No recourse under or upon any obligation, covenant or agreement of the Company contained in the Indenture, or in this Security, or because of any indebtedness evidenced thereby or hereby, shall be had against any incorporator, as such, or against any past, present or future employee, stockholder, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders and as part of the consideration for the issuance of the Securities.
14. Authentication.
     This Security shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Security.
15. Abbreviations.
     Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).
16. Indenture to Control; Governing Law.
     To the extent permitted by applicable law, if any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. This Security shall be governed by, and construed in accordance with, the laws of the State of New York.
17. Copies of Indenture.
     The Company shall furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: Skyworks Solutions, Inc., 20 Sylvan Road, Woburn, MA 01801, Fax no.: (781) 376-3310, Attention: General Counsel.
18. Registration Rights.
     The Holders of the Securities are entitled to the benefits of a Registration Rights Agreement, dated as of March 2, 2007, between the Company and the Initial Purchaser, including, in certain circumstances, the receipt of Additional Interest upon a registration default (as defined in such agreement).
19. Subordination.
     The Securities are subordinated to Senior Indebtedness, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities may be paid. The Company agrees, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

SCHEDULE OF EXCHANGES OF SECURITIES
     The following exchanges, purchases or conversions of a part of this Global Security have been made:

PRINCIPAL AMOUNT OF
		DECREASE IN	INCREASE IN	THIS GLOBAL
DATE OF	AUTHORIZED	PRINCIPAL AMOUNT OF	PRINCIPAL AMOUNT OF	SECURITY FOLLOWING
DECREASE OR	SIGNATORY OF	THIS GLOBAL	THIS GLOBAL	SUCH DECREASE OR
INCREASE	SECURITIES	SECURITY	SECURITY	INCREASE

ASSIGNMENT FORM
To assign this Security, fill in the form below:
I or we assign and transfer this Security to

(Insert assignee’s soc. sec. or tax ID no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint the agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.
Dated:

Your Signature:

(Sign exactly as your name appears on the other side of this Security)

Signature Guaranteed Participant in a Recognized Signature

Guarantee Medallion Program

By:
Authorized Signatory

FORM OF CONVERSION NOTICE
     To convert this Security into Cash, shares of Common Stock or a combination of Cash and shares of Common Stock, as applicable and as provided in the Indenture, check the box ☐
     To convert only part of this Security, state the principal amount to be converted (which must be $1,000 or a multiple of $1,000): ____________
     If you want the stock certificate made out in another person’s name, fill in the form below:

(Insert assignee’s soc. sec. or tax ID no.)

(Print or type assignee’s name, address and zip code)
     The undersigned (the “Applicant”) hereby makes application for the issuance of record to the name of the Applicant of shares of Common Stock.
Date:

Your Signature:

(Sign exactly as your name appears on the other side of this Security)

Signature Guaranteed Participant in a Recognized Signature

Guarantee Medallion Program

By:
Authorized Signatory

FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE
U.S. Bank National Association, as Trustee
One Federal Street, 3rd Floor
Boston, MA 02110

Attn: Corporate Trust Administration

Re:	Skyworks Solutions, Inc. (the “Company”)
1.50% Convertible Subordinated Notes due 2012
     This is a Fundamental Change Purchase Notice as defined in Section 3.1(c) of the Indenture, dated as of March 2, 2007 (the “Indenture”), between the Company and U.S. Bank National Association, as Trustee. Terms used but not defined herein shall have the meanings ascribed to them in the Indenture.
     Certificate No(s). of Securities:
     I intend to deliver the following aggregate principal amount of Securities for purchase by the Company pursuant to Article III of the Indenture (in multiples of $1,000):
$
     I hereby agree that the Securities shall be purchased on the Fundamental Change Purchase Date pursuant to the terms and conditions specified in paragraph 5 of the Securities and in the Indenture.
Signed:

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
REGISTRATION OF TRANSFER OF RESTRICTED SECURITIES

Re:	1.50% Convertible Subordinated Notes due 2012
(the “Securities”) of Skyworks Solutions, Inc.
     This certificate relates to $____________ principal amount of Securities owned in (check applicable box):
     ☐ book-entry or          ☐ definitive form by (the “Transferor”).
     The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Securities. In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Securities as provided in Section 2.12 of the Indenture, dated as of March 2, 2007, between Skyworks Solutions, Inc. and U.S. Bank National Association, as trustee (the “Indenture”), and either the transfer of such Security is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) (check applicable box) or the transfer or exchange, as the case may be, of such Security does not require registration under the Securities Act because (check applicable box):
☐	Such Security is being transferred pursuant to an effective registration statement under the Securities Act.

☐	Such Security is being acquired for the Transferor’s own account, without transfer.

☐	Such Security is being transferred to the Company or a Subsidiary (as defined in the Indenture) of the Company.

☐	Such Security is being transferred to a person the Transferor reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A or any successor provision thereto (“Rule 144A”) under the Securities Act) to whom notice has been given that the transfer is being made in reliance on such Rule 144A, in reliance on Rule 144A.

☐	Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements under the Securities Act in accordance with Rule 144 (or any successor thereto) (“Rule 144”) under the Securities Act.

☐	Such Security is being transferred to a non-U.S. Person in an offshore transaction in compliance with Rule 904 of Regulation S under the Securities Act (or any successor thereto).

☐	Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements of the Securities Act (other than an exemption referred to above).
     The Transferor acknowledges and agrees that, if the transferee will hold any such Securities in the form of beneficial interests in a Global Security that is a “restricted security” within the meaning of Rule 144 under the Securities Act, then such transfer can be made only (x) pursuant to Rule 144A under the Securities Act to a transferee that the transferor reasonably believes is a “qualified institutional buyer,” as defined in Rule 144A, or (y) pursuant to Regulation S under the Securities Act.

Date:

Signature(s) of Transferor

(If the registered owner is a corporation, partnership or fiduciary, the title person signing on behalf of such registered owner must be stated.)

Signature Guaranteed Participant in a Recognized Signature

Guarantee Medallion Program

By:

Authorized Signatory

     IN WITNESS WHEREOF,

By:
Name:
Title: